UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of
The Securities Act of 1934

Date of Report:	September 12, 2001

WESTVACO CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
DELAWARE	1-3013	13-1466285
(State or other	(Commission	(I.R.S. Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

299 PARK AVENUE, NEW YORK, NEW YORK		10171
(Zip Code)
Registrant's telephone number, including area code		(212) 688-5000

ITEM 5. OTHER EVENTS

Westvaco issued a news release on September 6, 2001, announcing that it will close packaging plants in Richmond, VA, and Memphis, TN, by mid-November. The company will further streamline its Richmond packaging operations by relocating equipment to other company facilities to gain efficiencies and to support the company's growth in targeted markets.  These and other actions will result in an estimated $65 million pretax charge against fiscal fourth quarter earnings.  A copy of the news release is filed as Exhibit 99.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99     News release issued by the Company on September 6, 2001

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WESTVACO CORPORATION

By /s/ John W. Hetherington
      John W. Hetherington
    Vice President and Secretary

    Date:  September 12, 2001

EXHIBIT INDEX

                                                                                                                           Page No.

Exhibit 99 News release issued by the Company on September 6, 2001                                              3